   As filed with the Securities and Exchange Commission on September 3, 1996
                                                    Registration No. 333-
                                                                         -------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               MERIDIAN GOLD INC.
             (Exact name of registrant as specified in its charter)

          CANADA                                                 88-0226676
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               5011 MEADOWOOD WAY
                               RENO, NEVADA 89502
                                 (702) 827-3777
                    (Address of principal executive offices)

                   MERIDIAN GOLD INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                BRIAN J. KENNEDY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MERIDIAN GOLD INC.
                               5011 MEADOWOOD WAY
                               RENO, NEVADA 89502
                                 (702) 827-3777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                Alan G. Berkshire                 James E. Kofman
                Kirkland & Ellis              Osler, Hoskin & Harcourt
             200 East Randolph Drive           1 First Canadian Place
             Chicago, Illinois 60601          Toronto, Canada M5X 1B8
                 (312) 861-2000                    (416) 362-2111


                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

 Title of securities    Amount to be     Proposed maximum    Proposed maximum         Amount of
  to be registered       registered      offering price per     aggregate       registration fee/(1)/
                                             share/(1)/          offering
                                                                 price/(1)/
- -----------------------------------------------------------------------------------------------------
Common Shares
without par value     3,750,000/(2)/          $4.56            $17,109,375            $5,899.78
- -----------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the common shares on the NYSE on August 27, 1996.
(2) This is the total number of shares which may be offered based on the shares reserved for the Plan on the filing date. Pursuant to Rule 416, this Registration Statement shall also be deemed to cover any additional shares offered under the Plan in order to reflect share splits, share dividends, mergers and other capital changes.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

          The following documents filed by Meridian Gold Inc., a Canadian corporation (the "Company"), the Meridian Gold Inc. 1996 Stock Option Plan (the "Plan") or FMC Gold Company, the predecessor to the Company organized under the laws of the State of Delaware ("FMC Gold"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated by reference:

     1. FMC Gold's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal period covered by the document referred to in (1) above.

     3. The description of the Company's Common Shares contained in the "Description of Shares" of the Company's Registration Statement on Form S-4 (File No. 333-06225) filed with the Commission on June 18, 1996 and declared effective on June 21, 1996.

     4. The description of the Company's Rights, with respect to Common Shares, contained in the "Description of Registrant's Securities to be Registered" of the Company's Registration Statement on Form 8-A filed with the Commission on August 30, 1996.

     5. All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          The Company is incorporated under the Canada Business Corporations Act (the "CBCA"). Under the CBCA, a corporation may, except in respect of an action by or on behalf of such corporation, indemnify a director or officer, a former director or officer, or a person who acts or has acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or such body corporate if (a) he acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of such corporation or body corporate, a corporation may, with court approval, provide indemnification against all costs, charges and expenses reasonably incurred by such persons in connection with such action who fulfill the conditions set forth in (a) and (b) immediately above. Under the CBCA, a director or officer, a former director or officer or a person who acts, or has acted at a corporation's request as a director or officer of a body corporate of which such corporation is or was a shareholder or creditor is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate if (a) he was substantially successful on the merits of his defense of the action or proceeding and (b)(i) he acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          The Company's Bylaws provide for the indemnification of directors and officers in Section 34. Except in respect of an action by or on behalf of the corporation, the Company will indemnify former directors or officers of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and such director or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of such Company. With the approval of a court, the Company shall indemnify a person in respect of an action by or on behalf of the Company, to which such person is made a party by reason of being or having been a director or an officer of the Company, against all costs, charges, expenses reasonably incurred by such person in connection with such action if he (a) acted honestly and in good faith with a view to the best interests of the Company and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Without requiring the approval of a court, the Company shall indemnify any person referred to immediately above, in respect of an action by or on behalf of the Company, who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the appropriate conditions referred to in (a) and (b) immediately above.

          The CBCA permits a corporation to purchase and maintain insurance for a director or officer of the corporation, a former director or officer of the corporation or a person who acts or has acted at a corporation's request as a director or officer of a body corporate of which such corporation is or was a shareholder or creditor against any liability incurred by him (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate. The Company's Bylaws provide that the Company may purchase and maintain directors' and officers' insurance for the benefit of any person entitled to indemnification pursuant to the Bylaws, as the Company's Board of Directors may from time to time determine. The Company has in effect insurance policies in the amount of $25 million for liability insurance coverage of all of the Company's directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

          Not applicable.

ITEM 8.  EXHIBITS.
         --------

4.1       Certificate of Incorporation of the Company

4.2       Bylaws of the Company

4.3 Form of certificate representing Common Shares of the Company (incorporated by reference from Exhibit 3.4(i)(a) to the Company's Registration Statement on Form 8-B filed with the Commission on July 30, 1996 and declared effective on July 31, 1996 ("Form 8-B"))

4.4 Form of certificate representing Instalment Receipts of the Company (incorporated by reference from Exhibit 3.4(i)(b) to Form 8-B)

4.5 Instalment Receipt and Pledge Agreement dated as of July 31, 1996 among the Company, FMC Corporation, CIBC Wood Gundy Securities Inc., Nesbitt Burns Inc., First Marathon Securities Limited, RBC Dominion Securities Inc., Bunting Warburg Inc., Midland Walwyn Capital Inc., The Trust Company of Bank of Montreal and The R-M Trust Company (incorporated by reference from Exhibit 3.4(i)(c) to Form 8-B)

4.6 Shareholder Rights Plan Agreement dated as of July 31, 1996 between the Company and The Trust Company of Bank of Montreal (incorporated by reference from Exhibit 3.4(i)(d) to Form 8-B)

4.7 Meridian Gold Inc. 1996 Stock Option Plan dated as of June 7, 1996 (incorporated by reference from Exhibit 10.4 to the Company's Registration Statement on Form S-4 (File No. 333-06225) filed with the Commission on June 18, 1996 and declared effective on June 21, 1996

5.1 Opinion of Osler, Hoskin & Harcourt as to the legality of the Company Common Shares being registered

23.1 Consent of KPMG Peat Marwick LLP, with respect to consolidated financial statements of FMC Gold Company and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the three-year period then ended

23.2      Consent of Osler, Hoskin & Harcourt (included in the Opinion listed at
          5.1 above)

24.1      Power of Attorney of certain officers and directors of the Company

ITEM 9.  UNDERTAKINGS.
         ------------

          1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2. The undersigned Registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on August 31, 1996.

                                 Meridian Gold Inc.

                                 By:/s/ Brian J. Kennedy
                                    -----------------------------------------
                                        Brian J. Kennedy
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 have been signed on August 31, 1996, by the following persons in the capacities indicated:


     Signature                                    Capacity

/s/ David S. Robertson              Chairman and Director
- -------------------------
David S. Robertson

/s/ Brian J. Kennedy                President, Chief Executive Officer, and
- -------------------------           Director
Brian J. Kennedy                    (Principal Executive Officer)

/s/ Alan L. Lowe                    Vice President, Finance, Treasurer and Chief
- -------------------------           Financial Officer (Principal Financial Officer)
Alan L. Lowe

/s/ Jay A. Nutt                     Controller and Principal Accounting Officer
- -------------------------
Jay A. Nutt

/s/ Stephen V. Arnold               Director
- -------------------------
Stephen V. Arnold

/s/ Michael J. Callahan             Director
- -------------------------
Michael J. Callahan

/s/ John A. Eckersley               Director
- -------------------------
John A. Eckersley


                               INDEX TO EXHIBITS


                                                                    SEQUENTIALLY
                                                                    NUMBERED
EXHIBIT                                                             PAGE
NO.       DESCRIPTION OF EXHIBIT                                    ----
- ---       ----------------------

4.1       Certificate of Incorporation of the Company

4.2       Bylaws of the Company

4.3 Form of certificate representing Common Shares of the Company (incorporated by reference from Exhibit
          3.4(i)(a) to the Company's Registration Statement on
          Form 8-B filed with the Commission on July 30, 1996 and declared effective on July 31, 1996 ("Form 8-B")

4.4 Form of certificate representing Instalment Receipts of the Company (incorporated by reference from Exhibit
          3.4(i)(b) to Form 8-B)

4.5       Instalment Receipt and Pledge Agreement dated as of July
          31, 1996 among the Company, FMC Corporation, CIBC
          Wood Gundy Securities Inc., Nesbitt Burns Inc., First
          Marathon Securities Limited, RBC Dominion Securities
          Inc., Bunting Warburg Inc., Midland Walwyn Capital Inc.,
          The Trust Company of Bank of Montreal and The R-M
          Trust Company (incorporated by reference from Exhibit
          3.4(i)(c) to Form 8-B)

4.6       Shareholder Rights Plan Agreement dated as of July 31,
          1996 between the Company and The Trust Company of
          Bank of Montreal (incorporated by reference from Exhibit
          3.4(i)(d) to Form 8-B)

4.7       Meridian Gold Inc. 1996 Stock Option Plan dated as of
          June 7, 1996 (incorporated by reference from Exhibit 10.4
          to the Company's Registration Statement on Form S-4
          (File No. 333-06225) filed with the Commission on June 18, 1996 and declared effective on June 21, 1996

5.1 Opinion of Osler, Hoskin & Harcourt as to the legality of the Company Common Shares being registered


23.1 Consent of KPMG Peat Marwick LLP, with respect to consolidated financial statements of FMC Gold Company and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the three-year period then ended

23.2         Consent of Osler, Hoskin & Harcourt (included in the
             Opinion listed at 5.1 above)

24.1 Power of Attorney of certain officers and directors of the Company